KPMG Peat Marwick LLP

Certified Public Accountants

225 Market Street             Telephone 717 238 7131        Telefax 717 233 1101
Suite 300
P.O. Box 1190
Harrisburg, PA 17108-1190



                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors
First Harrisburg Bancor, Inc.

We consent to incorporation by reference in the registration statements (No. 33-30525 and 33-40293) on Form S-8 and registration statement (No. 33-69448) on Form S-3 of First Harrisburg Bancor, Inc. of our report dated February 2, 1996, relating to the consolidated statements of financial condition of First Harrisburg Bancor, Inc. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the December 31, 1995 annual report on Form 10-K of First Harrisburg Bancor, Inc.

Our report refers to a change in the Company's method of accounting for income taxes in 1993.

                                                           KPMG Peat Marwick LLP

Harrisburg, Pennsylvania
April 15, 1996